CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.
1 of Registration Statement No. 333-138730 on Form N-14 of Morgan Stanley U.S.
Government Securities Trust to be filed on or about December 21, 2006 of our report dated February 17,2006 relating to the December 31, 2005 financial statements and financial highlights of Morgan Stanley U.S. Government Securities
Trust appearing in the Annual Report on Form N-CSR of Morgan Stanley U.S.
Government Securities Trust and our report dated November 21, 2006 relating to the September 30, 2006 financial statements and financial highlights of Morgan
Stanley Government Income Trust appearing in the Annual Report on Form N-CSR of
Morgan Stanley Government Income Trust. We also consent to the references to us under the captions "Financial Highlights" and "Financial Statements and Experts"
in the Proxy Statement and Prospectus and "Representations and Warranties" in
the Agreement and Plan of Reorganization, which are both part of such
Registration Statement.

Deloitte & Touche LLP
New York, New York
December 21, 2006